Exhibit 21.1

LIST OF SUBSIDIARIES

KBR, INC.
Subsidiaries of Registrant as of December 31, 2013

NAME OF COMPANY	STATE OR COUNTRY OF INCORPORATION

BE&K International, Inc.	Delaware

BE&K Properties, Inc.	Alabama

BE&K, Inc.	Delaware

Corporacion Mexicana de Mantenimiento Integral S. de R.L. de C.V.	Mexico

KBR (U.K.) Investments Limited	United Kingdom, England & Wales

KBR Australia Pty Ltd.	Australia

KBR Building Group, LLC	Delaware

KBR Canada Ltd.	Canada

KBR Construction Company, LLC	Delaware

KBR E&C Australia Pty Ltd.	Australia

KBR Group Holdings, LLC	Delaware

KBR Holdings, LLC	Delaware

KBR Holdings Pty Ltd.	Australia

KBR I Cayman, Ltd.	Cayman Islands

KBR II Cayman, Ltd.	Cayman Islands

KBR Indonesia Holdings	Delaware

KBR Industrial Canada Co.	Canada

KBR Plant Services, Inc.	Delaware

KBR USA LLC	Delaware

KBR WABI LTD.	Canada

KBRDC Egypt Cayman Ltd.	Cayman Islands

Kellogg Brown & Root (Greenford) Limited	United Kingdom, England & Wales

Kellogg Brown & Root (Services) Limited	United Kingdom, England & Wales

Kellogg Brown & Root (U.K.) Limited	United Kingdom, England & Wales

Kellogg Brown & Root DH Limited	United Kingdom, England & Wales

Kellogg Brown & Root Holding B.V.	The Netherlands

Kellogg Brown & Root Holdings (U.K.) Limited	United Kingdom, England & Wales

Kellogg Brown & Root Holdings Limited	United Kingdom, England & Wales

Kellogg Brown & Root International, Inc.	Delaware

Kellogg Brown & Root International Group Holdings LLP	United Kingdom, England & Wales

Kellogg Brown & Root Group Limited	United Kingdom, England & Wales

Kellogg Brown & Root Limited	United Kingdom, England & Wales

Kellogg Brown & Root LLC	Delaware

Kellogg Brown & Root London Holdings Limited	United Kingdom, England & Wales

Kellogg Brown & Root London Limited	United Kingdom, England & Wales

Kellogg Brown & Root Netherlands B.V.	The Netherlands

Kellogg Brown & Root Overseas Operations Limited	United Kingdom, England & Wales

Kellogg Brown & Root Overseas Projects Limited	United Kingdom, England & Wales

Kellogg Brown & Root Pty Ltd	Australia

Kellogg Brown & Root Services, Inc.	Delaware

HBR NL Holdings, LLC	Delaware

Laurel Financial Services B.V.	The Netherlands

MMM-SS Holdings, LLC	Delaware

PT KBR Indonesia	Indonesia

*    KBR, Inc. maintains over 100 subsidiaries. Set forth above are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of KBR, Inc. as of December 31, 2013. The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2013.